UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, TX 77389

(Address of principal executive office)(Zip Code)

(832) 796-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 18, 2020, Southwestern Energy Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) between the Company, the subsidiary guarantors party thereto (the “Guarantors”), and Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to the offer and sale (the “Notes Offering”) of $350,000,000 aggregate principal amount of 8.375% senior notes due 2028 (the “Notes”). The Notes will be guaranteed by the Guarantors party to the Underwriting Agreement. The Notes will be sold in a registered offering under the Company’s registration statement on Form S-3, as amended (File No. 333-238633). The Notes Offering is expected to close on August 27, 2020, subject to customary closing conditions. As previously disclosed, on August 18, 2020, the Company closed its offering of 63.25 million shares of its common stock where it received aggregate net proceeds of approximately $152 million (the “Stock Offering”). The Company expects to receive net proceeds from the Notes Offering of approximately $345 million after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Notes Offering, together with the net proceeds received from the Stock Offering and borrowings under its credit agreement, to fund a redemption of Montage Resource Corporation’s (“Montage”) issued and outstanding senior notes that the Company will assume upon the closing of its recently announced merger with Montage.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Guarantors. It also provides for customary indemnification by each of the Company, the Guarantors and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

Amendment to Credit Agreement

On August 18, 2020, the Company, several banks and other financial institutions (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), entered into Amendment No. 7 (the “Amendment”) to that certain Credit Agreement dated as of April 26, 2018, by and among the Company, the Lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement”). The Amendment amended the Credit Agreement to, among other matters:

(i) permit the assumption of Montage’s senior notes by the Company upon the closing of its recently announced merger with Montage;

(ii) permit the redemption of Montage’s senior notes with the proceeds of the Stock Offering, the Notes Offering and loans made under the Credit Agreement subject to certain other conditions; and

(iii) add a springing maturity trigger 91 days prior to the maturity date of Montage’s senior notes (which is currently July 15, 2023) unless at least $450 million of such notes have been redeemed, refinanced or amended such that their maturity date is extended to a date at least 91 days after the Credit Agreement’s April 24, 2024, maturity date.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 under the heading “Amendment to Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 18, 2020, between Southwestern Energy Company, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

10.1	Amendment No. 7 to Credit Agreement, dated as of August 18, 2020, among Southwestern Energy Corporation, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent for the lenders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: August 20, 2020	By:	/s/ Christopher W. Lacy
	Name:	Christopher W. Lacy
	Title:	Vice President, General Counsel and Corporate Secretary